EXHIBIT 99.1
Aether Holdings Announces First Quarter 2006 Results
Baltimore, MD — May 9, 2006 (Business Wire) — Aether Holdings, Inc. (Nasdaq: AETH), today reported financial results for the quarter ended March 31, 2006.1 Net loss for the first quarter of 2006 was ($0.00) per share, or approximately ($133,000), compared with a net loss of ($0.02) per share, or approximately ($658,000) in the first quarter of 2005 and a net loss of ($0.09) per share or approximately ($3.8) million in the fourth quarter of 2005. The net loss for the first quarter of 2006 included an other than temporary impairment charge of $228,000 on its mortgage-backed securities (“MBS”) portfolio, and a loss on sale of approximately $490,000 in connection with the sale of $140.0 million of MBS in March 2006. In December 2005, the Company recorded a $4.0 million impairment charge on the value of its MBS portfolio, $2.5 million of which related to the MBS investments that were sold in March 2006.
The Company reported that net interest income from MBS was $1.2 million in the first quarter of 2006, as compared to $795,000 in the first quarter of 2005 and $1.1 million in the fourth quarter of 2005. The Company attributed the increase in net interest income in the first quarter to a reduction in premium amortization expense partially offset by increased borrowing costs under its repurchase agreements. Operating expenses were approximately $858,000 in the first quarter, as compared to approximately $1.1 million in the fourth quarter of 2005. The decrease in operating expenses was primarily attributable to a one-time credit recognized in the current quarter.
At March 31, 2006, the Company’s MBS portfolio had a fair value of $94.8 million, compared to a fair value of $253.9 million at December 31, 2005. The reduction in fair value during the quarter was attributable to the sale of approximately $140.0 million of MBS, principal repayments of approximately $18.8 million and an impairment charge of approximately $228,000. The Company also stated that all of its outstanding borrowings under repurchase agreements had been repaid during the quarter using a portion of the proceeds from sales of MBS in March 2006. The Company’s decision to de-lever its MBS portfolio during the quarter reflects a response to ongoing increases in short-term interest rates that produced a negative impact on the value and performance of its MBS portfolio. Outstanding borrowings as of December 31, 2005 were approximately $133.9 million, which had a weighted average maturity of 25 days and a weighted average interest rate of 4.23%. The weighted average coupon on the Company’s MBS was 4.33% during the quarter ending March 31, 2006, compared to 4.01% at March 31, 2005 and 4.28% at December 31, 2005
All of the Company’s MBS are guaranteed by a U.S. government-chartered agency. In addition, all of the Company’s MBS are hybrid adjustable-rate securities that have initial fixed interest rates for three years

[1]	In accordance with generally accepted accounting principles (“GAAP”), the results of Aether’s Transportation and Mobile Government businesses, which were sold in September 2004, and its Enterprise Mobility Systems business, which was sold in January 2004, have been presented as discontinued operations for all periods, so that period-to-period comparisons are presented on a comparable basis. Aether’s continuing operations reflect the results of its mortgage-backed securities business and thereafter generally reset on an annual basis. In Q1 2006, the weighted average annualized yield on MBS was 4.25%, versus 3.64% in Q1 of 2005 and 3.99 % in Q4 of 2005. For the first quarter of 2006, the Company’s weighted average cost of funds was 4.49%, which equates to a negative interest rate spread of (0.24%) for the quarter, compared to a positive interest rate spread of 0.81% for the first quarter of 2005 and a negative interest rate spread of (0.07%) for the fourth quarter of 2005. The weighted average constant prepayment rate on the Company’s MBS portfolio was 25.7 during the first quarter of 2006, as compared to 16.5 and 30.0 for the first quarter of 2005 and the fourth quarter of 2005, respectively.
The Company reiterated that it does not expect to purchase additional MBS in the near term, pending the results of its strategic work with Jefferies & Company and a further assessment of the outlook for its MBS business in light of market conditions. The Company also said that it is continuing to evaluate potential business opportunities unrelated to the MBS business and that it might sell additional MBS if it decided to pursue other business opportunities or, based on the advice of its outside professional advisors, in response to market conditions. The Company said that any decisions would be made based upon its primary objective of seeking to more rapidly realize value from its substantial accumulated net operating and capital loss carryforwards, which totaled $777.3 million and $290.7 million, respectively, at March 31, 2006.
On April 5, 2006, a Schedule 13G was filed with the Securities and Exchange Commission indicating that a fund group had acquired a 6.5% interest in the Company. Our Board of Directors, after reviewing the facts surrounding this stock purchase, subsequently determined that this acquisition violated the transfer restrictions contained in our Certificate of Incorporation. At our direction, the acquiring party has transferred shares in excess of the 5% ownership limit to our agent for disposition in accordance with the terms of our Certificate of Incorporation.
Conference Call
Aether will host a conference call on Wednesday, May 10, 2006 at 8:30 a.m., Eastern Time. Interested parties may access the call at www.aetherholdings.com or by telephone at (800) 361-0912 / (913) 981-5559. Please ask for confirmation code 5497369. Replay of this call will be available until May 30, 2006, by calling (888) 203-1112 / (719) 457-0820, access code 5497369.
About Aether Holdings, Inc.
Aether Holdings owns and manages a leveraged portfolio of mortgage-backed securities through its wholly-owned subsidiary Aether Systems, Inc.
Forward-Looking Statement Disclosure
This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include those regarding the Company’s expectations about anticipated future cash balances and expense reductions. When used herein, the words “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” and “expect” and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The Company’s actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include: (1) our MBS business involves significant risks related primarily to changes in interest rates; (2) we may not be able to realize value from our accumulated tax loss carryforwards, because of a failure to generate

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sufficient taxable earnings, regulatory limits or both; (3) in managing the MBS portfolio, we will depend heavily on third party investment managers and financial advisors and consultants, and there is no assurance that such third parties will continue to work with us, in which event our performance could be negatively affected; (4) as a result of continued negative market conditions for MBS, the value of our MBS may decline further and we may realize additional losses if we sell additional MBS; (5) our financial condition could be negatively affected by contingent or retained liabilities relating to businesses that we have sold which includes post-closing indemnity claims relating to the sale of our Transportation segment, as the buyer of that business has filed a complaint in court alleging significant claims, which we are vigorously disputing; (6) as a result of continuing negative market conditions for the MBS business, we are pursuing additional or different business strategies that, if implemented, may involve new or additional risks, and there is no assurance we will be able to identify or successfully implement any such additional or different strategies; and (7) other factors discussed in our filings with the Securities and Exchange Commission. Aether undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Contact:
Aether Holdings, Inc.
Steven Bass
(443) 394-5029

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AETHER HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS
OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	March 31,
	2006	2005
in thousands except per share data

Interest income from mortgaged-backed securities	$2,549	$592
Interest income from cash and cash equivalents	14	215
Interest expense on repurchase agreements	(1,354)	(12)

Net interest income	1,209	795

Loss on sale of mortgage-backed securities	(490)	—

Other than temporary impairment on mortgage-backed securities	(228)	—

Operating (expenses) income
Selling, general and administrative expenses	(778)	(1,741)
Investment advisor fees	(46)	(41)
Depreciation	(23)	(49)
Share-based compensation expense	(71)	(76)
Other income	60	188
Restructuring charge	—	7

Total operating expenses	(858)	(1,712)

Operating loss	(367)	(917)

Non-operating income (expense)
Other interest income	246	269
Investment gain (loss), net	—	(10)

Total non-operating income (expense)	246	259

Loss from continuing operations	(121)	(658)

Discontinued operations
Gain (loss) on sale of discontinued operations	(12)	—

Loss from discontinued operations	(12)	—

Net loss	$(133)	$(658)

Loss per share — basic and diluted — from continuing operations	$(0.00)	$(0.02)
Income (loss) per share — basic and diluted — gain on sale of discontinued operations	—	—

Net loss per share — basic and diluted	$(0.00)	$(0.02)

Weighted average shares outstanding
Basic and diluted	44,019	43,991

AETHER HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	March 31,	December 31,
	2006	2005
	(Unaudited)
in thousands

Cash and cash equivalents	$25,624	$1,092
Mortgage-backed securities, at fair value	94,751	253,900
Interest receivable	608	1,174
Restricted cash	8,633	8,633
Property and equipment, net	232	255
Prepaid expenses and other assets	1,257	954

Total assets	$131,105	$266,008

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$3,600	$4,465
Repurchase agreements	—	133,924
Accrued employee compensation and benefits	60	70
Accrued interest payable	—	48
Other liabilities	1,120	1,114

Total liabilities	4,780	139,621

Stockholders’ equity	126,325	126,387

Commitments and contingencies
Total liabilities and stockholders’ equity	$131,105	$266,008